Exhibit 5.1
[VORYS, SATER, SEYMOUR AND PEASE LLP LETTERHEAD]
April 6 , 2017
The Scotts Miracle-Gro Company
14111 Scottslawn Road
Marysville, Ohio 43041
Re:    Registration Statement on Form S-4
Ladies and Gentlemen:
We have acted as counsel to The Scotts Miracle-Gro Company, an Ohio corporation (the “Company”), and certain subsidiaries of the Company (the “Guarantors”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to $250,000,000 aggregate principal amount of its 5.250% Senior Notes due 2026 (the “Exchange Notes”) and the issuance by the Guarantors of guarantees (the “Guarantees”) of the Company’s obligations with respect to the Exchange Notes. The Exchange Notes and the Guarantees will be issued pursuant to an Indenture, dated as of December 15, 2016 (the “Indenture”), by and among the Company, the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”). The Exchange Notes and the Guarantees will be offered (the “Exchange Offer”) by the Company and the Guarantors, respectively, in exchange for an equal principal amount of the Company’s outstanding unregistered 5.250% Senior Notes due 2026 (the “Original Notes”) and the guarantees thereof.
We are giving this opinion in connection with the Registration Statement and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.
In rendering this opinion, we have examined, among other things: (i) the Registration Statement; (ii) the Indenture; (iii) the form of the Exchange Notes; (iv) the form of the Guarantees; (v) the Articles of Incorporation of the Company, as amended and currently in effect; (vi) the Code of Regulations of the Company as currently in effect; (vii) the resolutions adopted by the Board of Directors of the Company and committees thereof relating to the Exchange Offer; and (viii) the corporate documents and records of each of the Guarantors as currently in effect, consisting of their respective articles or certificate of organization or formation (or similar organizational documents), their respective operating, limited liability company or partnership agreement (or similar organizational documents) and copies of the resolutions adopted by their respective managers, members or partners relating to the Exchange Offer. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by the parties other than the Company and the Guarantors, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate and other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.
Our opinion is subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) the limitations imposed by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).
Based upon and subject to the foregoing, we are of the opinion that (i) the Exchange Notes, when issued in accordance with the terms of the Indenture, duly executed by the Company, duly authenticated by the Trustee and exchanged for the Original Notes in accordance with the terms of the Exchange Offer as set forth in the Prospectus that forms a part of the Registration Statement, will constitute the valid and binding obligations of the Company and (ii) the Guarantees, when duly executed, issued and delivered by the Guarantors, will constitute the valid and binding obligations of each of the Guarantors.
The opinions expressed herein are limited to the laws of the State of Delaware, the laws of the State of Nevada, the laws of the State of Indiana, the laws of the State of California, the laws of the State of New York and the laws of the State of Ohio, and we do not express any opinion as to the laws of any other jurisdiction. We express no opinion with respect to those matters herein and, to the extent elements of those opinions are necessary to the conclusions expressed herein, we have assumed such matters. The opinions expressed herein are based upon the law and circumstances as they are in effect on the date hereof, and we assume no obligation to revise or supplement this letter in the event of future changes in the law or interpretation thereof with respect to circumstances or events that may occur subsequent to the date hereof.
We hereby consent to the use of our name in the Registration Statement under the caption “Legal Matters” (or, if amended, a corresponding heading) and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations promulgated thereunder. Except in connection with the Registration Statement as aforesaid, no portion of this opinion may be quoted or otherwise used by any person without our prior written consent.
Very truly yours,
/s/ Vorys, Sater, Seymour and Pease LLP
VORYS, SATER, SEYMOUR AND PEASE LLP